SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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INVISA, INC.

(Name of Registrant As Specified in its Charter)

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INVISA, INC.
6935 15th Street East, Suite 120
Sarasota, Florida 34243
(941) 355-9361

April 1, 2005

Dear Fellow Stockholder:

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Invisa, Inc. (the “Company” or “Invisa”) will be held at 10:00 a.m. on Tuesday, May 10, 2005 at 6935 15th Street East, Suite 120, Sarasota, Florida 34243. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company’s Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. The Company’s Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended December 31, 2004 accompanies the Proxy Statement. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote “FOR” all of the seven persons listed as candidates for a position on the Board of Directors, and (b) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Thank you for your investment and continued interest in Invisa, Inc.

Sincerely,

/s/ Herbert M. Lustig

Title: President and Chief Executive Officer

INVISA, INC.
6935 15th Street East, Suite 120
Sarasota, Florida 34243
(941) 355-9361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY MAY 10, 2005

Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Invisa, Inc., a Nevada corporation (the “Company” or “Invisa”), will be held at the Company’s principal office at 6935 15th Street East, Suite 120, Sarasota, Florida 34243, on Tuesday, May 10, 2005 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect seven Directors to the Board of Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 1, 2005, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

Date: April 1, 2005	By:	/s/ David J. Benedetti

Title: Secretary

INVISA, INC.
6935 15th Street East, Suite 120
Sarasota, Florida 34243
(941) 355-9361

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors”) of Invisa, Inc. (the “Company” or “Invisa”) of proxies to be voted at the 2005 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, May 10, 2005 at the principal office of the Company at 6935 15th Street East, Suite 120, Sarasota, Florida 34243 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect seven Directors to the Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; and (ii) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of Common Stock, $.001 par value (the “Common Stock”), of the Company at the close of business on April 1,, 2005 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 6935 15th Street East, Suite 120, Sarasota, Florida 34243 and its telephone number is (941) 355-9361. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April 1, 2005. A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 is enclosed with these materials, but should not be considered proxy solicitation material.

INFORMATION CONCERNING SOLICITATION AND VOTING

As of the Record Date, there were 21,432,606 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 393 shareholders of record of Common Stock as reported by our transfer agent, Liberty Transfer Co. Certain shares are held in the “street” names of securities broker dealers and we do not know the exact number of shareholders which may be represented by such securities broker dealer accounts. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 1.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked. Stockholder attending the meeting may revote their proxies at the meeting.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Proposal 1 does not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company’s Board of Directors currently consists of seven persons. All of the individuals who are nominated for election to the Board of Directors are existing directors of the Company. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted “FOR” the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the seven nominees, his position with the Company, and the period during which such person has served as a Director are set out below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee	Age	Position with the Company	Director Since
Herbert M. Lustig	52	Director, President & CEO	2003
Edmund C. King	70	Director	2000
Robert Knight	48	Director	1998
Stephen A. Michael	57	Director and Chairman	2000
Joseph F. Movizzo	61	Director	2003
Gregory J. Newell	55	Director	2002
John E. Scates	48	Director	2002

      HERBERT M. LUSTIG joined the Company in November of 2003 as Chief Operating Officer. In December of 2003 he joined the Invisa Board of Directors and on January 1, 2004, he was appointed the Company’s President and CEO. From November 2002 to October 2003, Mr. Lustig was principal at Techmark Group, a consultancy providing technology and market development assistance for corporations. From June 2000 to November 2002 he served as President and CEO of Expanse Networks, an ePrivacy software developer. From June 1996 to May 2000, he was Vice President, then Sr. Vice President of Marketing & Business Development within the Security and Fire Solutions manufacturing businesses of Honeywell International. Prior to that, Mr. Lustig held executive positions at General Instrument Corporation, Booz Allen Hamilton, and Communications Satellite Corporation (COMSAT). Mr. Lustig holds an MBA from the Wharton School of the University of Pennsylvania and a BS in Biochemistry from the University of Massachusetts at Amherst.

EDMUND C. KING has been a Director since February 9, 2000 and was the CFO of the Company until January 10, 2005, at which time he resigned as Chief Financial Officer. Mr. King has had a distinguished career in accounting and financial assistance to various industries. Until October 1, 1991, Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm’s Southern California senior healthcare partner and prior to that directed the Southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans, resulting in implementation of successful business strategies; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical SEC consultation. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. that we acquired in February 2000. Mr. King has served as Chief Financial Officer and Director of SmartPlug, Inc. since November 2000 and Chief Financial Officer and Director of FlashPoint International, Inc. since October 2001. From January 1992, Mr. King has been a general partner of Trouver, an investment banking and financial consulting partnership. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., an NYSE listed real estate investment trust. Mr. King is a graduate of Brigham Young University and holds CPA certificates in the states of California and Utah.

ROBERT KNIGHT has served as a Director of the Company since July 1998. Mr. Knight served as President and Secretary-Treasurer of the Company from 1998 until February 2000. Mr. Knight serves as Treasurer and Director of Advertain On-Line Inc. a position he has held since March 2000. From September 1998 to June 1999 he served as President, Secretary - Treasurer and Director of Silverwing Systems Corporation. From September 1998 Mr. Knight served as President and Director of Centaur BioResearch, Inc. Mr. Knight has served as President and Director of Peregrine Mineral Resources Group, Inc. and from June 1997 to February 1999, he was the President and Director of ANM Holdings Corporation. Mr. Knight has been President and director of AFD Capital Group. Additionally, Mr. Knight has served as a Director of FlashPoint International, Inc. since October 2001. Mr. Knight has 15 years of experience in the public company arena and corporate finance. Mr. Knight completed a Masters in Business Administration at Herriot-Watt University in 1998.

STEPHEN A. MICHAEL has served as a Director and President from February 9, 2000 through November 6, 2003. Since that date, Mr. Michael has served as Director and Chairman. Mr. Michael attended the School of Engineering at Ohio State University. Upon returning from military service in Vietnam, he attended the Schools of Business/Marketing at both Ohio State University and Franklin University. Mr. Michael has also attended the University of Wisconsin, School of Engineering, to acquire certification in the area of High Energy Surge Suppression and New York University School of Engineering for Advanced Studies in Fiber Reinforced Plastic and Composites Engineering. He has served as President and Director of SmartPlug, Inc. since January 1997 and President and Director of FlashPoint International, Inc. since October 2001. Mr. Michael has devoted a significant portion of his career to developing functional products, including participating in the development and marketing of the Panasonic Auto Sound-Car dealer system, the Fuzz Buster and the Sears KingFisher Boat.

JOSEPH F. MOVIZZO joined the Company’s Board of Directors in May 2003. From 1965 to 1998, Mr. Movizzo served in various positions at the IBM Corporation. His positions included serving as a General Manager of IBM Global Services Consulting Group, which he helped form, and creating and managing IBM China/Hong Kong Corporation. From March 1998 to the present, Mr. Movizzo has been self-employed primarily as a business consultant in textiles, financial services, data services and government. From May 2000 to the present, Mr. Movizzo has also served as an independent Director non-executive Chairman of ManageSoft Corporation headquartered in Boston, MA. He was elected non-executive Chairman of that entity in November 2002. Mr. Movizzo holds BS and MS degrees in Nuclear Engineering from the University of Wisconsin - Madison.

Ambassador GREGORY J. NEWELL has served as a Director of the Company since June 13, 2002. Ambassador Newell is an international business development strategist and former: U.S. Ambassador; U. S. Assistant Secretary of State; and White House Commissioned Officer, having served under four U.S. Presidents. From 1992 to the present, Ambassador Newell has served as President of International Commerce Development Corporation in Provo, Utah, an international business-consulting firm. From 1989 to 1991, Ambassador Newell served as President and International Development Strategist of Dow, Lohnes & Albertson International, a subsidiary of one of Washington, D.C.’s oldest and largest law firms. Ambassador Newell was U.S. Ambassador to Sweden from 1985 to 1989. Prior to that he was U.S. Assistant Secretary of State for International Organizational Affairs serving as the senior U.S. government official responsible for the formulation and execution of U.S. multilateral foreign policy in 96 international organizations including the United Nations, where he served as senior advisor to the 37th, 38th, 39th and 40th United Nations General Assemblies. He served as Director of Presidential Appointments and Scheduling and Special Assistant to President Ronald Reagan and Staff Assistant to President Gerald R. Ford. Ambassador Newell has also served on the boards of the Landmark Legal Foundation, Sutherland Institute and the Swedish-American Chamber of Commerce.

JOHN E. SCATES, a garage door industry engineer and consultant, was appointed to the Company’s Board of Directors on June 27, 2002. From June 1997 to the present, Mr. Scates has been President and Owner of Scates, Inc., a product design and failure analysis consultancy in Carrollton, Texas. From May 1993 to May 1997, Mr. Scates served as Manager of Research and Development for Windsor Door, Little Rock, Arkansas. From February 1985 to May 1993, Mr. Scates served as Manager of Structures at Overhead Door R & D/engineering, Dallas, Texas. Mr. Scates earned a BS Degree in Mechanical Engineering, Summa Cum Laude from Texas A & M University in 1979. Mr. Scates is licensed as a Professional Engineer in Texas, Florida and North Carolina.

Board members are elected annually by the stockholders and the officers are appointed annually by the Board of Directors.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a plurality of the votes cast at the meeting

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Messrs. Lustig, King, Knight, Michael, Movizzo, Newell and Scates. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Compensation of Directors

To date, directors are reimbursed for actual expenses incurred in connection with performing duties as directors and have not received compensation for attendance at meetings, except that Messrs. King, Movizzo, Newell, and Scates are each entitled to be paid an annual director’s fee of $10,000 which has not yet been paid and accrues. Amounts accrued through July 31, 2004 are to be paid in common stock in either 2005 or 2006, at the election of the Company, at the market price on the date of payment. Further, from time to time, directors may be granted options under the Company’s various stock option plans.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2004 (“fiscal 2004”), the Board of Directors held eight meetings, five regular meetings (not including the 2004 annual meeting) and three special meetings. Each director attended at least 75% of such meetings. The Company has established compensation, audit and nominating/corporate governance committees.

Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law.

The Compensation Committee

Messrs. Knight, Movizzo, Newell and Scates serve on the Compensation Committee, which determines the compensation amounts to be paid to our directors, officers and employees. We are currently in the process of establishing a formal plan for compensating our directors. The Compensation Committee had no meetings in fiscal 2004.

The Audit Committee

The Audit Committee of the Board of Directors currently consists of four directors, Messrs. Knight, Movizzo, Newell and Scates, each of whom is a non-employee director, and each of whom meets the independence and other requirements to serve on our audit committee under applicable securities laws and the rules of the SEC and the American Stock Exchange (“AMEX”). Although we are not listed on the AMEX, we have voluntarily chosen to comply with the AMEX audit committee qualification requirements. The Board of Directors has determined that Mr. Knight qualifies as an audit committee financial expert as defined in Item 401 of Regulation SB promulgated under the Securities Act of 1933, as amended. Mr. Knight is independent as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

The audit functions of the Audit Committee are focused on three areas:

o	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements.

o	The independence and performance of the Company’s independent auditors.

o	The Company’s compliance with legal and regulatory requirements.

      The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent auditors and with appropriate Company financial personnel. Meetings are held with the independent auditors. The independent auditors are given unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company’s financing plans and reports its recommendations to the full Board of Directors for approval and to authorize action.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviews the Company’s audited financial statements and meets with both management and the Company’s independent auditors, to discuss such audited financial statements. Management has represented to the Audit Committee that the financial statements have been prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with Aidman Piser & Company, the Company’s independent auditors, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee also discusses with the Company’s independent auditors, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. The Audit Committee met four times in 2004. Each director attended at least 75% of such meetings.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company. For the year ended December 31, 2004, the Company incurred professional fees to its independent auditors in the following amounts:

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company. For the year ended December 31, 2004, the Company incurred professional fees to its independent auditors in the following amounts:

Fees	2004	2003
Audit fees	$85,111.00	$122,000.00
Audit related fees	$26,893.00	$43,000.00
Tax fees	$2,666.87	$8,000.00

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee had no meetings in fiscal 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to send reports of their ownership of the equity securities of the Company and of changes in such ownership to the SEC. SEC regulations also require the Company to identify in this Annual Report on Form 10-KSB any person subject to this requirement who failed to file any such report on a timely basis.

A Form 4 to be filed by Stephen A. Michael, the Company’s Chairman and Director, was due September 13, 2004 and was filed on February 4, 2005.

Executive Compensation

The following table provides certain summary information concerning compensation paid to our executive officers, directors and significant employees for the years stated.

Summary Compensation Table
Annual Compensation				Long Term Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)
Herbert M. Lustig	2004	195,000(1)	-------	-------	-------	-------	-------	-------
President & CEO	2003	32,500(1)	-------	-------	------	-------	-------	-------

Stephen A. Michael	2004	12,500(2)	-------	-------	-------	-------	-------	-------
Director	2003	120,000(2)	-------	43,050	8,400	------	-------	-------
	2002	120,000(2)	30,000	8,400	------	300,000	30,000	-------

William W. Dolan	2004	14,077(3)	-------	-------	-------	-------	-------	-------
	2003	120,000(3)	-------	4,800	------	200,000	-------	-------
	2002	120,000(3)	10,000	4,800	------	39,334	-------	3,200

Edmund C. King	2004	120,000(4)	-------	-------	-------	-------	-------	-------
Director	2003	120,000(4)	-------	-------	------	-------	-------	-------
	2002	120,000(4)	-------	22,500	------	-------	-------	-------

(1) Mr. Lustig commenced employment in November 2003. Salary paid to him totaled $32,500 in 2003 and $195,000 in 2004.

(2) Mr. Michael earned a base salary of $12,500 for the month of January 2004 and earned a base salary of $120,000 during the year 2003, none of which was paid in cash; other compensation included a car allowance paid in cash. During 2002, Mr. Michael was paid the following compensation: (i) $80,000 of Mr. Michael’s $120,000 base salary was paid in cash and $40,000 was not paid and accrued; (ii) $16,000 of the bonus was paid in cash and $27,050 was not paid and accrued; (iii) other annual compensation consisted of a car allowance of which $5,600 was paid in cash and $2,800 was not paid and accrues; and (iv) all other compensation consisted of a cash payment of $25,000 in previously unpaid bonuses that had accrued during prior years, and a cash payment of $30,000 in previously unpaid back salary that had accrued during prior years. In late 2004, it was agreed that $243,608 of accrued compensation will be paid with 94,162 shares of unregistered Common Stock to be issued and delivered in 2005 or 2006 at the election of the Company.

(3) Mr. Dolan ceased being employed by the Company in December 2003 and earned a base salary of $120,000 during 2003, of which $30,000 was paid and the remainder accrued; other annual compensation comprised of a car allowance was paid in cash. During 2002, Mr. Dolan was paid the following compensation: (i) $80,000 of Mr. Dolan’s $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) the bonus of $10,000 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $3,200 was paid in cash and $1,600 was unpaid and accrues; and (iv) all other annual compensation consisted of a cash payment of $3,200 in unpaid car allowance which had accrued from the prior year. In late 2004, it was agreed that $135,500 of accrued compensation will be paid with 52,375 shares of unregistered Common Stock to be issued and delivered in 2005 or 2006 at the election of the Company.

(4) Mr. King earned a base salary of $120,000 during 2003 and 2004, of which $30,000 was paid each year, respectively, in cash in the form of a consulting fee through Teasdale Corporation, which is controlled by Mr. King; and the remainder accrues. During 2002, Mr. King was paid the following compensation: (i) commencing in October 2002, Mr. King went on full-time salary at the annual base rate of $120,000, of which only $7,500 was paid in cash during the period of its commencement in October 2002 through December 2002, and $22,500 of the salary due during that three-month period was not paid and accrues. From January 2002 through December 2004, Mr. King’s compensation was not paid in salary, but was paid in the form of a monthly consulting fee at $2,500 per month as further described in (ii) next: (ii) this represents the compensation that Mr. King was paid in cash in the form of a monthly consulting fee at $2,500 per month as described in (i) above for the months of January 2002 through December 2004. An additional $30,000 was paid to Mr. King in 2004. This compensation was paid to Mr. King through Teasdale Corporation, which is controlled by Mr. King and which provided consulting services to the Company. In late 2004, it was agreed that $182,500 of accrued compensation will be paid with 70,542 shares of unregistered Common Stock to be issued and delivered in 2005 or 2006 at the election of the Company.

Stock Compensation Plan - 2003 - A

In May 2004, the Company’s shareholders approved the adoption of its 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan. The Company has reserved 3,500,000 shares of its Common Stock to issue to eligible employees of the Company. The Plan also retained all provisions of the 2002 Plan. A total of 2,610,000 options were granted under the Plan at prices ranging from $2.00 to $3.35 per share. The options have a term of ten years and vested fully at January 1, 2004. On May 1, 2004 employees were granted options under the Plan to purchase 1,610,000 shares of the Company’s Common Stock at $2.00 per share. The options have a term of ten years and vest fully at May 1, 2014. A total of 2,270,000 options as indicated below were returned to the Company in November and December 2004.

Grant Date
	Oct. 15, 2003	May 1, 2004	Returned in 2004
Edmund C. King, Director	200,000	175,000	375,000
Robert Knight, Director	100,000	100,000	200,000
Herbert M. Lustig, Director	-----	700,000	700,000
Joseph F. Movizzo, Director	75,000	100,000	75,000
Gregory J. Newell, Director	75,000	100,000	175,000
John E. Scates, Director	75,000	100,000	175,000
Others	475,000	335,000	570,000
Total	1,000,000	1,610,000	2,270,000

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with the following officers:

HERBERT M. LUSTIG - Mr. Lustig’s Employment Agreement provides for an annual base salary of $195,000. Effective February 2005, the base salary increased to $200,000. The Agreement also provides for four (4) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The term of the contract is 38 months, which ends January 5, 2007.

In the event of early termination of the Agreement by the Company or at Mr. Lustig’s option in the event of a Change in Control, Mr. Lustig would receive a severance consisting of base salary, bonuses and benefits that otherwise would have been due him during the 12 month period following the date of such termination, paid in a lump sum. As part of the Employment Agreement, Mr. Lustig has entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of shares of our common stock, as of December 31, 2004, of (i) each person known by us to beneficially own five percent (5%) or more of such shares; (ii) each of our directors, executive officers, and significant employees named in the Summary Compensation Table; and (iii) all of our current executive officers, directors, and significant employees as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.

Name and Address of Beneficial	Amount and Nature of Shares	Percentage
Owner(1)	Beneficially Owned(2)	Owned(2)
Michael R. Ries, CPA (Trustee)(3)	1,949,656	7.2%
Kenneth D. Doerr (Trustee)(3)	1,949,656	7.2%
Stephen A. Michael(4)	4,721,090	17.4%
H.R. Williams(5)	1,058,407	3.9%
Edmund C. King(6)	202,040	0.7%
Robert Knight	10,000	0.0%
Joseph F. Movizzo(7)	46,666	0.2%
Mercator Advisory Group, LLC(8)	750,000	2.8%
Mercator Momentum Fund, LP(9)	1,720,568	6.3%
Monarch Pointe Fund, Ltd.(10)	3,429,432	12.6%
All directors, executive officers and significant
employees as a group (10 persons) 15,837,515
shares, 58% (approx.)

1.
Unless otherwise provided herein all addresses are c/o Invisa, Inc., 6935 15th Street East, Suite 120, Sarasota, Florida 34243. The business address for Mr. Ries is 4837 Swift Road, Suite 210, Sarasota, Florida 34231; for Mr. Doerr is 240 South Pineapple Avenue, Sarasota, Florida 34230; for Mr. Williams is 7329 International Place, Sarasota, Florida 34240, and for Mercator Advisory Group, LC, Mercator Momentum Fund, LP and Monarch Pointe Fund, Ltd. is 555 South Flower Street, Suite 4500, Los Angeles, California 90071.

2.
The percentage calculations are based on 24,235,832 shares that were outstanding as of December 31, 2004 plus the respective beneficial shares owned by each stockholder. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of December 31, 2004 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

3.
Includes: (i) 1,864,584 shares held by Mr. Doerr as Trustee of the Spencer C. Duffey Irrevocable Trust, a Trust created by Samuel S. Duffey, for his son; and (ii) 1,864,584 shares held by Mr. Ries as Trustee of the Elizabeth R. Duffey Irrevocable Trust, a Trust created by Samuel S. Duffey, for his daughter.

4.	Includes options to purchase 600,000 shares.

5.	Includes 611,603 shares and options to purchase 446,804 shares held by the H.R. Williams Family Limited Partnership (Partnership).

6.	197,040 shares are held in Mr. King’s name; plus 5,000 shares held in the name of the King Family Trust.

7.	Includes 10,000 shares and options to purchase 36,666 shares.

8.
Consists of 750,000 shares of common stock that may be acquired upon the exercise of immediately exercisable warrants at $1.00 per share. The documentation governing the terms of the warrants contains provisions prohibiting any exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our Common Stock.

9.
Consists of 1,470,000 shares of common stock that may be acquired upon the conversion of outstanding Series A Preferred Stock (at an assumed conversion price of $0.50 per share) and 250,568 shares of common stock that may be acquired upon the exercise of the immediately exercisable warrants at $1.00 per share. The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our Common Stock.

10.
Consists of 2,930,000 shares of Common Stock that may be acquired upon the conversion of outstanding Series A Preferred Stock (at an assumed conversion price of $0.50 per share) and 499,432 shares of common stock that may be acquired upon the exercise of the immediately exercisable warrants at $1.00 per share. The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; or Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our Common Stock.

Certain Relationships and Related Transactions

To the best of our knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

In November 2003, the Company and Mr. Samuel S. Duffey and Mr. Stephen A. Michael (“Stockholders”) entered into agreements (“Agreements”) to forgive and restructure certain notes receivable, certain stock subscriptions and related interest receivable, notes and related interest payable, and other amounts due the Stockholders. Under the Agreements, the following occurred:

Forgiveness by the Company of two notes receivable from Stockholders totaling $146,310.

Forgiveness by the Company of stock subscriptions receivable and accrued interest from the Stockholders totaling $923,432.

Forgiveness by the Stockholders of notes payable of $1,169,131 and accrued interest of $130,600 by the Company.

Forgiveness by the Stockholders of certain compensation amounts owed to them totaling $416,963.

In connection with these Agreements, the Company recognized additional paid-in capital of approximately $544,000 during the fourth quarter of 2003. In addition to the amounts forgiven, the Stockholders agreed to allow approximately $338,000 of their accrued compensation to be paid on a contingent basis as described below.

The Company had entered into five-year employment agreements with Samuel S. Duffey and Stephen A. Michael, effective February 2000, which provided for each of them to receive an annual salary of $150,000 ($30,000 of which was deferred), an ongoing monthly bonus of $2,000, an annual car allowance of $8,500, and other fringe benefits. The amounts charged to expense for the two Stockholders under these employment agreements approximated $286,000 in 2003 and $12,500 for one of the Stockholders in 2004. Under the Restructuring Agreements, compensation for one of the Stockholders ceased as of September 30, 2003 and, as of January 31, 2004, for the other Stockholder. The employment agreements also terminated on those respective dates.

At December 31, 2003, the Company owed the Stockholders approximately $454,000 of accrued compensation. Approximately $338,000 of this compensation was to be paid to the Stockholders depending on the Company achieving certain equity funding amounts ranging from $500,000 to $4,000,000. The Company has agreed to pay certain tax liabilities, if any, which may be incurred by the principal Stockholder in connection with these transactions. At December 31, 2003, included in due to shareholders and officers, is the above $454,000, as well as approximately $250,000 in accrued payroll. In September 2004, these amounts were settled in exchange for stock to be issued.

In 2004, the Company cancelled 776,132 of accrued compensations due to certain directors, officers, and former employees in exchange for 300,000 shares of Common Stock.
GENERAL

      The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Invisa Inc., 6935 15th Street East, Suite 120, Sarasota, Florida 34243 Attn: David J. Benedetti, Secretary.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all the Directors.

Shareholder Proposals for 2006 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company at its office in Sarasota, Florida on or before February 9, 2006 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2005 Annual Meeting.

Shareholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Sarasota, Florida.

Voting of Proxies

Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of all the Directors.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to Item 1, the Proxy confers authority to vote for all of the seven persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

By Order of the Board of Directors

Date: April 1, 2005	/s/ Herbert M. Lustig

Title: President and Chief Executive Officer

INVISA, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Herbert M. Lusting and Edmund C. King with the power of substitution and resubstitution to vote any and all shares of capital stock of Invisa, Inc. (the “Company”) which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on May 10, 2005, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

1.     ELECTION OF DIRECTORS

VOTE

    ☐  FOR ALL nominees listed below EXCEPT as marked to the contrary below

        ☐    WITHHOLD AUTHORITY to vote for ALL nominees listed below
    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Herbert M. Lustig, Edmund C. King, Robert Knight, Stephen A. Michael, Joseph F. Movizzo, Gregory J. Newell and John E. Scates.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE SEVEN (7) NOMINEES NAMED IN ITEM 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign date and return this Proxy promptly using the accompanying envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INVISA, INC.

Dated: ___________________________________

__________________________________________
Signature

__________________________________________
Signature if jointly owned

__________________________________________
Print name

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE